Exhibit 99.1

Sitio Royalties REPORTS FIRST QUARTER 2024 OPERATIONAL AND FINANCIAL RESULTS

record pro forma average Daily production volume of 37,970 boe/d (51% oil)(1)

first quarter 2024 return of capital of $0.49 per share, comprised of $0.41 DIVIDEND PER SHARE OF CLASS A COMMON STOCK and $0.08 per share of stock repurchases

52.9 pro forma NET LINE-OF-SIGHT WELLS AS OF March 31, 2024, of which 77% and 14% are in the permian and DJ Basins, respectively(2)

CLOSED previously announced acquisition of dj basin assets in april 2024(3)

DENVER, Colorado—May 8, 2024— Sitio Royalties Corp. (NYSE: STR) (“Sitio”, “STR” or the “Company”) today announced operational and financial results for the quarter ended March 31, 2024. Unless the context clearly indicates otherwise, references to “we,” “our,” “us” or similar terms refer to Sitio and its subsidiaries.

FIRST QUARTER 2024 OPERATIONAL AND FINANCIAL HIGHLIGHTS

•
Pro forma 1Q 2024 average daily production volume of 37,970 barrels of oil equivalent per day (“Boe/d”) (51% oil)(1), up 3.7% relative to pro forma 4Q 2023 average daily production volume of 36,623 Boe/d (49% oil); estimated 14.3 pro forma net wells turned-in-line ("TIL") during the quarter(2)
•
1Q 2024 average daily production volume of 35,349 Boe/d (52% oil), with a record high 13.1 estimated net wells TIL during the quarter
•
1Q 2024 return of capital of $0.49 per share of Class A Common Stock, comprised of a $0.41 per share dividend and $0.08 per share of stock repurchases
•
1Q 2024 share repurchases of 545,527 shares of Class A Common Stock at an average price of $23.77 per share
•
Pro forma net line-of-sight (“LOS”) wells of 52.9 net wells as of March 31, 2024, comprised of 33.0 net spuds and 19.9 net permits(2)
•
1Q 2024 Net income of $18.7 million, compared to net loss of $91.7 million in 4Q 2023, primarily driven by $137.6 million lower operating expenses as a result of no loss on sale of assets, no loss on extinguishment of debt, offset partially by $28.5 million of incremental commodity derivative losses and $24.0 million of higher income tax expense
•
1Q 2024 Adjusted EBITDA(4) of $135.1 million, comparable to 4Q 2023 Adjusted EBITDA of $134.9 million
•
1Q 2024 Pro Forma Adjusted EBITDA(5) of $143.7 million, including contribution from the DJ Basin Acquisition(3) for the entire quarter, comparable to 4Q 2023 Pro Forma Adjusted EBITDA of $143.6 million

RECENT DEVELOPMENTS

•
On April 4, 2024, Sitio closed on the acquisition of 13,062 NRAs in the DJ Basin (the "DJ Basin Acquisition") for $126.6 million, net of an initial deposit and closing adjustments; the acquired assets produced an average of approximately 2,621 Boe/d (36% oil) and generated approximately $8.5 million of asset level cash flow for the three months ended March 31, 2024
•
On April 8, 2024, the Company repurchased approximately 2.0 million shares from two of our largest non-sponsor Class C Shareholders in a privately negotiated block trade

1Q 2024 RESULTS RELATIVE TO 2024 GUIDANCE

The table below shows first quarter 2024 results and pro forma results relative to financial and operational guidance for 2024 that was issued on February 28, 2024.

2024 Guidance Metric	1Q 2024 Reported Results	1Q 2024 Pro Forma(1) Results	2024 Full Year Guidance(6)
Average daily production (Boe/d)	35,349	37,970	35,000 – 38,000
Oil %	52%	51%	49% – 51%

Cash G&A ($ in millions)	$7.7	$7.7	$31.5 – $33.5 (annual)
Production taxes (% of royalty revenue)	8.1%	8.0%	7.5% – 9.5%
Estimated cash taxes ($ in millions)	$8.4	NA	$30.0 – $37.0 (annual)

Chris Conoscenti, Chief Executive Officer of Sitio commented, "In the first quarter of 2024, production from our assets pro forma for the DJ Basin Acquisition reached an all-time company high of 37,970 boe/d, up by 3.7% relative to pro forma fourth quarter of 2023, primarily due to activity in the Delaware Basin and Eagle Ford. In aggregate, pro forma average daily production volume in these two areas was up by approximately 8%, or approximately 1,750 boe/d, primarily as a result of the approximate 9.0 net wells turned-in-line during the quarter. We estimate that nearly 40% of the pro forma net wells TIL in the first quarter of 2024 came online during March, so we expect to see a more pronounced impact on second quarter production from these new wells. In March, we bought back 545,527 shares at an average price of $23.77, and in April, we capitalized on a unique opportunity to repurchase approximately 2.0 million shares from two of our largest Class C non-sponsor holders in a block trade. As expected, we closed the DJ Basin Acquisition on April 4th and we continue to have a strong pipeline of minerals acquisition opportunities to evaluate."

(1) Includes production from the DJ Basin Acquisition(3) as if it was owned on January 1, 2024

(2) Includes net wells from the DJ Basin Acquisition(3) as of March 31, 2024

(3) The DJ Basin Acquisition is defined as the all-cash acquisition of 13,062 NRAs in the DJ Basin from an undisclosed third party that closed on April 4, 2024

(4) For definitions of non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures, please see “Non-GAAP financial measures”

(5) 1Q 2024 Pro Forma Adjusted EBITDA represents 1Q 2024 Adjusted EBITDA plus DJ Basin Acquisition EBITDA, which reflects as if Sitio had owned the DJ Basin Acquisition on January 1, 2024

(6) Includes production from the DJ Basin Acquisition for full year 2024 as if the transaction had closed on January 1, 2024

OPERATOR ACTIVITY

The following table summarizes Sitio's reported and pro forma net average daily production, net wells online, net line-of-sight wells and net royalty acres by area. All pro forma metrics assume that Sitio owned the DJ Basin Acquisition assets for the entire first quarter of 2024.

	Delaware	Midland	DJ	Eagle Ford	Williston/Other	Total
Average Daily Production (Boe/d) for the three months ended March 31, 2024
As reported	20,000	8,259	3,256	3,139	695	35,349
% Oil	50%	58%	37%	59%	61%	52%
Pro forma(1)	20,000	8,259	5,877	3,139	695	37,970
% Oil(1)	50%	58%	36%	59%	61%	51%

Net Well Activity (normalized to 5,000' laterals)
As reported net wells online as of December 31, 2023(7)	131.8	65.4	38.9	36.0	9.5	281.6
As reported net wells online as of March 31, 2024(8)	135.4	67.3	39.5	36.3	9.7	288.2

Pro forma net wells online as of December 31, 2023(7)	131.8	65.4	57.4	36.0	9.5	300.1
Pro forma net wells online as of March 31, 2024(8)	135.4	67.3	58.3	36.3	9.7	307.0
Pro forma net wells online increase since December 31, 2023(8)	3.6	1.9	0.9	0.3	0.2	6.9

Net LOS Wells as of March 31, 2024
As reported net LOS wells	26.1	14.4	2.4	4.4	0.7	48.0

Pro forma net spuds(2)	15.1	10.3	4.6	2.6	0.4	33.0
Pro forma net permits(2)	11.0	4.1	2.7	1.8	0.3	19.9
Pro forma net LOS wells(2)	26.1	14.4	7.3	4.4	0.7	52.9

Net Royalty Acres (normalized to 1/8th royalty equivalent)
As reported December 31, 2023	152,664	45,380	24,973	21,077	8,203	252,297
As reported March 31, 2024	152,761	45,366	24,973	21,077	8,206	252,383

Pro forma December 31, 2023(9)	152,664	45,380	38,035	21,077	8,203	265,359
Pro forma March 31, 2024(9)	152,761	45,366	38,042	21,077	8,206	265,452
Pro forma NRA increase (decrease) since December 31, 2023(9)	97	(14)	7	-	3	93

(7) Wells currently online and producing, based on well designations in public data as of December 31, 2023. Pro forma metrics include net wells from the DJ Basin Acquisition

(8) Wells currently online and producing, based on well designations in public data as of March 31, 2024. Pro forma metrics include net wells from the DJ Basin Acquisition

(9) Includes NRAs from the DJ Basin Acquisition

FINANCIAL UPDATE

Sitio's first quarter 2024 average unhedged realized prices including all expected quality, transportation and demand adjustments were $76.60 per barrel of oil, $1.15 per Mcf of natural gas and $20.71 per barrel of natural gas liquids, for a total equivalent price of $46.00 per barrel of oil equivalent. During the first quarter of 2024, the Company received $3.6 million in net cash settlements for commodity derivative contracts and as a result, average hedged realized prices were $77.62 per barrel of oil, $1.53 per Mcf of natural gas and $20.71 per barrel of natural gas liquids, for a total equivalent price of $47.12 per barrel of oil equivalent. This represents a $1.69 per barrel of oil equivalent, or a 3.7% increase relative to hedged realized prices for the three months ended December 31, 2023.

Consolidated net income for the first quarter of 2024 was $18.7 million, which is $110.4 million higher than consolidated net loss in the fourth quarter of 2023. This increase was primarily driven by $137.6 million lower operating expenses as a result of no loss on sale of assets, no loss on extinguishment of debt, offset partially by $28.5 million of incremental commodity derivative losses and $24.0 million of higher income tax expense. For the three months ended March 31, 2024, Adjusted EBITDA was $135.1 million, comparable to fourth quarter 2023 Adjusted EBITDA of $134.9 million.

As of March 31, 2024, the Company had $860.0 million principal value of total debt outstanding (comprised of $260.0 million drawn on Sitio's revolving credit facility and $600.0 million of senior unsecured notes) and liquidity of $601.7 million, including $11.7 million of cash and $590.0 million of remaining availability under its $850.0 million credit facility.

Sitio did not add to or extinguish any of its commodity swaps or collars during the first quarter of 2024. A summary of the Company's existing commodity derivative contracts as of March 31, 2024 is included in the table below.

	Oil (NYMEX WTI)
	2024	1H25
Swaps
Bbl per day	3,300	1,100
Average price ($/Bbl)	$82.66	$74.65
Collars
Bbl per day	—	2,000
Average call ($/Bbl)	—	$93.20
Average put ($/Bbl)	—	$60.00
	Gas (NYMEX Henry Hub)
	2024	1H25
Swaps
MMBtu per day	500	—
Average price ($/MMBtu)	$3.41	—
Collars
MMBtu per day	11,400	11,600
Average call ($/MMBtu)	$7.24	$10.34
Average put ($/MMBtu)	$4.00	$3.31

RETURN OF CAPITAL

The Company's Board of Directors declared a cash dividend of $0.41 per share of Class A Common Stock with respect to the first quarter of 2024. The dividend is payable on May 31, 2024 to the stockholders of record at the close of business on May 21, 2024. During the first quarter of 2024, the Company repurchased 545,527 shares of Class A Common Stock at an average price of $23.77 per share, representing 11% of Pro Forma Discretionary Cash Flow, or $0.08 per share used for stock repurchases. In total, Sitio's return of capital for the first quarter of 2024 is $0.49 cents per share of Class A Common Stock based on a payout ratio of 65% of Pro Forma Discretionary Cash Flow, which includes Discretionary Cash Flow for the three months ended March 31, 2024 for the DJ Basin Acquisition.

In April of 2024, the Company repurchased approximately 2.0 million shares, comprised of approximately 60% Class A Common Stock and 40% OpCo Units (associated Class C Common Stock was retired) from two of the largest non-sponsor Class C holders (the "April 2024 Negotiated Share Repurchase"). This transaction impacts the number of shares receiving a dividend with respect to the first quarter of 2024 since this repurchase occurred prior to the May 21, 2024 record date of the dividend declared for the first quarter of 2024.

FIRST QUARTER 2024 EARNINGS CONFERENCE CALL

Sitio will host a conference call at 8:30 a.m. Eastern on Thursday, May 9, 2024 to discuss its first quarter 2024 operating and financial results. Participants can access the call by dialing 1-833-470-1428 in the United States, or 1-404-975-4839 in other locations, with access code 994633, or by webcast at https://events.q4inc.com/attendee/623060425. Participants may also pre-register for the event via the following link: https://www.netroadshow.com/events/login?show=f9a4bca4&confId=62882. The conference call, live webcast and replay can also be accessed through the Investor Relations section of Sitio’s website at www.sitio.com.

UPCOMING INVESTOR CONFERENCES

Members of Sitio's management team will be attending the Citi 2024 Energy & Climate Technology Conference on May 14, 2024, RBC Global Energy, Power and Infrastructure Conference on June 4, 2024, Stifel 2024 Cross Sector Insight Conference on June 5, 2024, BofA Energy Credit Conference on June 5, 2024, and the JP Morgan Energy, Power and Renewables Conference on June 17 -18, 2024. Presentation materials associated with these events will be accessible through the Investor Relations section of Sitio's website at www.sitio.com.

FINANCIAL RESULTS

Production Data

	Three Months Ended March 31,
	2024	2023
Production Data:
Crude oil (MBbls)	1,662	1,589
Natural gas (MMcf)	5,016	5,435
NGLs (MBbls)	719	605
Total (MBoe)(6:1)	3,217	3,100
Average daily production (Boe/d)(6:1)	35,349	34,440
Average Realized Prices:
Crude oil (per Bbl)	$76.60	$74.10
Natural gas (per Mcf)	$1.15	$2.70
NGLs (per Bbl)	$20.71	$21.75
Combined (per Boe)	$46.00	$46.96
Average Realized Prices After Effects of Derivative Settlements:
Crude oil (per Bbl)	$77.62	$77.14
Natural gas (per Mcf)	$1.53	$2.90
NGLs (per Bbl)	$20.71	$21.75
Combined (per Boe)	$47.12	$48.87

Selected Expense Metrics

	Three Months Ended March 31,
	2024	2023
Severance and ad valorem taxes	8.1%	7.2%
Depreciation, depletion and amortization ($/Boe)	$23.72	$21.86
General and administrative ($/Boe)	$4.04	$3.77
Cash G&A ($/Boe)	$2.40	$1.97
Pro forma Cash G&A ($/Boe)(10)	$2.23	$1.97
Interest expense, net ($/Boe)	$5.75	$7.16

(10) Includes production from the DJ Basin Acquisition as if it was owned on January 1, 2024

Condensed Consolidated Balance Sheets

(In thousands except par and share amounts)

	March 31,	December 31,
	2024	2023
.	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$11,746	$15,195
Accrued revenue and accounts receivable	113,575	107,347
Prepaid assets	5,549	12,362
Derivative asset	8,080	19,080
Total current assets	138,950	153,984

Property and equipment
Oil and natural gas properties, successful efforts method:
Unproved properties	2,622,570	2,698,991
Proved properties	2,451,708	2,377,196
Other property and equipment	3,791	3,711
Accumulated depreciation, depletion, amortization, and impairment	(574,849)	(498,531)
Total property and equipment, net	4,503,220	4,581,367

Long-term assets
Deposits for property acquisitions	15,000	—
Long-term derivative asset	797	3,440
Deferred financing costs	10,419	11,205
Operating lease right-of-use asset	5,655	5,970
Other long-term assets	2,807	2,835
Total long-term assets	34,678	23,450

TOTAL ASSETS	$4,676,848	$4,758,801

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$39,499	$30,050
Operating lease liability	1,721	1,725
Total current liabilities	41,220	31,775

Long-term liabilities
Long-term debt	848,833	865,338
Deferred tax liability	255,705	259,870
Non-current operating lease liability	5,090	5,394
Other long-term liabilities	1,150	1,150
Total long-term liabilities	1,110,778	1,131,752

Total liabilities	1,151,998	1,163,527

Equity
Class A Common Stock, par value $0.0001 per share; 240,000,000 shares authorized; 82,636,109 and 82,451,397 shares issued and 82,090,582 and 82,451,397 outstanding at March 31, 2024 and December 31, 2023, respectively	8	8
Class C Common Stock, par value $0.0001 per share; 120,000,000 shares authorized; 74,829,822 and 74,965,217 shares issued and 74,803,685 and 74,939,080 outstanding at March 31, 2024 and December 31, 2023, respectively	8	8
Additional paid-in capital	1,760,949	1,796,147
Accumulated deficit	(179,270)	(187,738)
Class A Treasury Shares, 545,527 and 0 shares at March 31, 2024 and December 31, 2023, respectively	(13,057)	—
Class C Treasury Shares, 26,137 and 26,137 shares at March 31, 2024 and December 31, 2023, respectively	(677)	(677)
Noncontrolling interest	1,956,889	1,987,526
Total equity	3,524,850	3,595,274

TOTAL LIABILITIES AND EQUITY	$4,676,848	$4,758,801

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenues:
Oil, natural gas and natural gas liquids revenues	$147,971	$145,554
Lease bonus and other income	3,420	5,272
Total revenues	151,391	150,826

Operating expenses:
Depreciation, depletion and amortization	76,318	67,763
General and administrative	13,011	11,676
Severance and ad valorem taxes	12,026	10,459
Total operating expenses	101,355	89,898

Net income from operations	50,036	60,928

Other income (expense):
Interest expense, net	(18,510)	(22,203)
Change in fair value of warrant liability	—	2,358
Loss on extinguishment of debt	—	(783)
Commodity derivatives gains (losses)	(10,050)	14,763
Interest rate derivatives losses	—	(160)
Net income before taxes	21,476	54,903

Income tax expense	(2,784)	(7,184)

Net income	18,692	47,719
Net income attributable to noncontrolling interest	(10,224)	(25,066)
Net income attributable to Class A stockholders	$8,468	$22,653

Net income per Class A common share
Basic	$0.10	$0.28
Diluted	$0.10	$0.28

Weighted average Class A common shares outstanding
Basic	82,404	80,178
Diluted	82,404	80,178

Unaudited Condensed Consolidated Statements of Cash Flow

(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$18,692	$47,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	76,318	67,763
Amortization of deferred financing costs and long-term debt discount	1,294	1,345
Share-based compensation	5,104	4,684
Change in fair value of warrant liability	—	(2,358)
Loss on extinguishment of debt	—	783
Commodity derivative (gains) losses	10,050	(14,763)
Net cash received for commodity derivative settlements	3,593	5,932
Interest rate derivative losses	—	160
Net cash paid for interest rate derivative settlements	—	(39)
Deferred tax (benefit) expense	(4,238)	2,751
Change in operating assets and liabilities:
Accrued revenue and accounts receivable	(6,228)	14,951
Prepaid assets	6,813	(772)
Other long-term assets	343	321
Accounts payable and accrued expenses	9,295	598
Operating lease liabilities and other long-term liabilities	(296)	(250)
Net cash provided by operating activities	120,740	128,825

Cash flows from investing activities:
Purchases of oil and gas properties, net of post-close adjustments	1,909	1,180
Deposits for property acquisitions	(15,000)	—
Other, net	(167)	(19)
Net cash provided by (used in) investing activities	(13,258)	1,161

Cash flows from financing activities:
Borrowings on credit facilities	59,000	323,000
Repayments on credit facilities	(76,000)	(346,000)
Repayments on 2026 Senior Notes	—	(11,250)
Debt issuance costs	(48)	(7,015)
Distributions to noncontrolling interest	(38,157)	(49,206)
Dividends paid to Class A stockholders	(41,950)	(48,107)
Dividend equivalent rights paid	(362)	(25)
Repurchases of Class A Common Stock	(12,668)	—
Cash paid for taxes related to net settlement of share-based compensation awards	(746)	(44)
Net cash used in financing activities	(110,931)	(138,647)

Net change in cash and cash equivalents	(3,449)	(8,661)
Cash and cash equivalents, beginning of period	15,195	18,818
Cash and cash equivalents, end of period	$11,746	$10,157

Supplemental disclosure of non-cash transactions:
Decrease in current liabilities for additions to property and equipment:	$(87)	$(5)

Supplemental disclosure of cash flow information:
Cash paid for income taxes:	$11	$550
Cash paid for interest expense:	5,180	19,515

Non-GAAP financial measures

Adjusted EBITDA, Pro Forma Adjusted EBITDA, Discretionary Cash Flow, Pro Forma Discretionary Cash Flow and Cash G&A are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis. Sitio believes that these non-GAAP financial measures provide useful information to Sitio's management and external users because they allow for a comparison of operating performance on a consistent basis across periods.

We define Adjusted EBITDA as net income plus (a) interest expense, (b) provisions for taxes, (c) depreciation, depletion and amortization, (d) non-cash share-based compensation expense, (e) impairment of oil and natural gas properties, (f) gains or losses on unsettled derivative instruments, (g) change in fair value of the warrant liability, (h) loss on debt extinguishment, (i) merger-related transaction costs and (j) write off of financing costs.

We define Pro Forma Adjusted EBITDA as Adjusted EBITDA plus DJ Basin Acquisition EBITDA from January 1, 2024 to March 31, 2024 that is not included in Adjusted EBITDA for the three months ended March 31, 2024.

We define Discretionary Cash Flow as Adjusted EBITDA, less cash and accrued interest expense and estimated cash taxes.

We define Pro Forma Discretionary Cash Flow as Discretionary Cash Flow plus DJ Basin Acquisition Discretionary Cash Flow from January 1, 2024 to March 31, 2024 that is not included in Discretionary Cash Flow for the three months ended March 31, 2024.

We define Cash G&A as general and administrative expense less (a) non-cash share-based compensation expense, (b) merger-related transaction costs and (c) rental income.

These non-GAAP financial measures do not represent and should not be considered an alternative to, or more meaningful than, their most directly comparable GAAP financial measures or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Non-GAAP financial measures have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measure. Our computations of Adjusted EBITDA, Pro Forma Adjusted EBITDA, Discretionary Cash Flow, Pro Forma Discretionary Cash Flow and Cash G&A may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended March 31,
	2024	2023
Net income	$18,692	$47,719
Interest expense, net	18,510	22,203
Income tax expense	2,784	7,184
Depreciation, depletion and amortization	76,318	67,763
EBITDA	$116,304	$144,869
Non-cash share-based compensation expense	5,104	4,684
Losses (gains) on unsettled derivative instruments	13,643	(8,710)
Change in fair value of warrant liability	—	(2,358)
Loss on debt extinguishment	—	783
Merger-related transaction costs	56	779
Adjusted EBITDA	$135,107	$140,047
DJ Basin Acquisition EBITDA	8,550	—
Pro Forma Adjusted EBITDA	$143,657	$140,047

The following table presents a reconciliation of Discretionary Cash Flow and Pro Forma Discretionary Cash Flow to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended March 31,
	2024	2023
Cash flow from operations	$120,740	$128,825
Interest expense, net	18,510	22,203
Income tax expense	2,784	7,184
Deferred tax benefit (expense)	4,238	(2,751)
Changes in operating assets and liabilities	(9,927)	(14,848)
Amortization of deferred financing costs and long-term debt discount	(1,294)	(1,345)
Merger-related transaction costs	56	779
Adjusted EBITDA	$135,107	$140,047
Less:
Cash and accrued interest expense	17,210	19,515
Estimated cash taxes	8,375	550
Discretionary Cash Flow	$109,522	$119,982
DJ Basin Acquisition Discretionary Cash Flow	8,550	—
Pro Forma Discretionary Cash Flow	$118,072	$119,982

The following table presents a reconciliation of Cash G&A to the most directly comparable GAAP financial measure for the period indicated (in thousands).

	Three Months Ended March 31,
	2024	2023
General and administrative expense	$13,011	$11,676
Less:
Non-cash share-based compensation expense	5,104	4,684
Merger-related transaction costs	56	779
Rental income	141	106
Cash G&A	$7,710	$6,107

About Sitio Royalties Corp.

Sitio is a shareholder returns-driven company focused on large-scale consolidation of high-quality oil & gas mineral and royalty interests across premium basins, with a diversified set of top-tier operators. With a clear objective of generating cash flow from operations that can be returned to stockholders and reinvested, Sitio has accumulated over 260,000 NRAs through the consummation of over 190 acquisitions to date. More information about Sitio is available at www.sitio.com.

Forward-Looking Statements

This news release contains statements that may constitute “forward-looking statements” for purposes of federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company's expected results of operations, cash flows, financial position and future dividends; as well as certain future plans, expectations and objectives for the Company’s operations, including statements about our return of capital framework, our share repurchase program, the implementation thereof and the intended benefits, financial and operational guidance, strategy, synergies, certain levels of production, future operations, financial position, prospects, and plans. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties that could cause our actual results, performance, and financial condition to differ materially from our expectations and predictions. Factors that could materially impact such forward-looking statements include, but are not limited to: commodity price volatility, the global economic uncertainty related to the large-scale invasion of Ukraine by Russia, the conflict in the Israel-Gaza region and continued hostilities in the Middle East including increased tensions with Iran, the collapse of certain financial institutions and associated liquidity risks, announcements of voluntary production cuts by OPEC+ and others, and those other factors discussed or referenced in the "Risk Factors" section of Sitio’s Annual Report on Form 10-K for the year ended December 31, 2023 and other publicly filed documents with the SEC. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Sitio undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

IR contact:

Ross Wong

(720) 640–7647

IR@sitio.com